Exhibit 99.2

TABLE OF CONTENTS

1

EARNINGS RELEASE ..... i – vii

2

FINANCIAL SUMMARY

Consolidated Balance Sheets 1

Consolidated Statements of Operations 2

Funds From Operations Attributable to Common Shareholders, Operating FFO Attributable to Common Shareholders and Additional Information 3

Supplemental Financial Statement Detail 4

Same Store Net Operating Income 5

Capitalization 6

Covenants 7

Consolidated Debt Summary 8

Summary of Indebtedness 9

3

TRANSACTION SUMMARY

Development Projects 10-14

Acquisitions and Dispositions 15

4

PORTFOLIO SUMMARY

Retail Market Summary 16

Retail Operating Portfolio Occupancy 17

Top Retail Tenants 18

Retail Leasing Activity Summary 19

Retail Lease Expirations 20

5

OTHER INFORMATION

Non-GAAP Financial Measures and Reconciliations 21-24

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200 | Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2018 RESULTS
Oak Brook, IL – February 12, 2019 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and year ended December 31, 2018.
FINANCIAL RESULTS
For the quarter ended December 31, 2018, the Company reported:

▪	Net income attributable to common shareholders of $12.1 million, or $0.06 per diluted share, compared to $103.1 million, or $0.46 per diluted share, for the same period in 2017;

▪	Funds from operations (FFO) attributable to common shareholders of $56.4 million, or $0.26 per diluted share, compared to $50.4 million, or $0.23 per diluted share, for the same period in 2017; and

▪
Operating funds from operations (Operating FFO) attributable to common shareholders of $56.7 million, or $0.26 per diluted share, compared to $56.4 million, or $0.25 per diluted share, for the same period in 2017.

For the year ended December 31, 2018, the Company reported:

▪	Net income attributable to common shareholders of $77.6 million, or $0.35 per diluted share, compared to $237.6 million, or $1.03 per diluted share, for 2017;

▪	FFO attributable to common shareholders of $220.6 million, or $1.01 per diluted share, compared to $168.8 million, or $0.73 per diluted share, for 2017; and

▪	Operating FFO attributable to common shareholders of $225.5 million, or $1.03 per diluted share, compared to $245.5 million, or $1.06 per diluted share, for 2017.
OPERATING RESULTS
For the quarter ended December 31, 2018, the Company’s portfolio results were as follows:

▪	2.5% increase in same store net operating income (NOI) over the comparable period in 2017;

▪
Retail portfolio occupancy: 93.8% at December 31, 2018, up 170 basis points from 92.1% at September 30, 2018, consisting of anchor occupancy gains of 240 basis points and small shop occupancy gains of 40 basis points;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 94.8% at December 31, 2018, up 80 basis points from 94.0% at September 30, 2018 and flat compared to December 31, 2017;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.8% at December 31, 2018, up 80 basis points from 94.0% at September 30, 2018 and down 10 basis points from 94.9% at December 31, 2017;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $19.11 at December 31, 2018, up 2.1% from $18.72 ABR per occupied square foot at December 31, 2017;

▪	1,082,000 square feet of retail leasing transactions comprised of 147 new and renewal leases; and

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

▪	Positive comparable cash leasing spreads of 34.9% on new leases and 3.0% on renewal leases for a blended re-leasing spread of 6.3%.
For the year ended December 31, 2018, the Company’s portfolio results were as follows:

▪	2.2% increase in same store NOI over the comparable period in 2017;

▪	3,407,000 square feet of retail leasing transactions comprised of 512 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 14.4% on new leases and 4.8% on renewal leases for a blended re-leasing spread of 6.0%.
“2018 was a solid year for RPAI, positioning us very well to put RPAI 2.0 into action,” stated Steve Grimes, chief executive officer. “Our 2018 leasing momentum, with contractual rent bumps on new leases of more than 185 basis points, coupled with our $400 million in announced mixed-use redevelopments and expansions, and our fortress-like balance sheet give us confidence in our portfolio’s ability to deliver strong operating performance in 2019 and beyond, creating meaningful shareholder value purely through organic means.”
INVESTMENT ACTIVITY
Acquisitions
During the quarter, the Company completed the acquisition of One Loudoun Uptown for a gross purchase price of $25.0 million. The 58-acre land parcel, of which 32 acres are developable, is located adjacent to One Loudoun Downtown, a Company-owned multi-tenant retail operating property in the Washington, D.C. metropolitan statistical area. This parcel is currently entitled for 2.3 million square feet of commercial development.
Dispositions
During the quarter, the Company completed the sale of one non-target multi-tenant retail asset for $8.5 million, bringing full-year 2018 completed property dispositions to $201.4 million. Additionally, in 2018, the Company completed the sale of development air rights for $12.0 million and the sale of a land parcel and the rights to develop eight residential units at One Loudoun Downtown for $1.8 million.
The Company is under contract to sell one single-user retail asset for $25.9 million, which is expected to close during the first quarter of 2019, subject to satisfaction of customary closing conditions. Also, the Company is under contract to sell land and the rights to develop 22 additional residential units at One Loudoun Downtown for $5.0 million. The sale of land and development rights is expected to close in two phases in early 2019, subject to satisfaction of customary closing conditions.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of December 31, 2018, the Company had approximately $1.6 billion of consolidated indebtedness with a weighted average contractual interest rate of 3.98%, a weighted average maturity of 4.7 years and a net debt to adjusted EBITDAre ratio of 5.5x.
During 2018, the Company executed on several significant capital markets initiatives, including the following:

▪
In April 2018, closed on a $1.1 billion amended and restated unsecured credit facility, which increased revolver capacity by $100 million, extended the revolver maturity date by 2.3 years, improved the pricing on borrowings under the $850 million revolver and $250 million Term Loan Due 2021 by 30 basis points and 10 basis points, respectively, and featured a 25 basis point reduction in the capitalization rate used in the computation of certain financial covenants;

▪
In November 2018, amended the agreement governing the $200 million Term Loan Due 2023 to improve the credit spread by 50 basis points, and in September 2018, entered into two new interest rate swap agreements that became effective upon maturity of the previously existing swaps, which effectively fixed the interest rate on the $200 million Term Loan Due 2023 for its remaining term at 2.85% plus the applicable credit spread. As of December 31, 2018, the applicable credit spread was 1.20%;

▪	During 2018, repaid $178.0 million of total debt, excluding amortization, with a weighted average interest rate of 4.46% and incurred prepayment penalties of approximately $5.8 million; and

▪
During 2018, repurchased more than 6.3 million shares of Class A common stock under its stock repurchase program at an average price per share of $11.80 for a total of approximately $75.0 million, of which nearly 3.8 million shares of Class A common stock were repurchased during the fourth quarter at an average price per share of $11.57 for a total of approximately $43.8 million.

2019 GUIDANCE
The Company expects to generate net income attributable to common shareholders of $0.33 to $0.37 per diluted share in 2019. The Company expects to generate Operating FFO of $1.03 to $1.07 per diluted share in 2019, up $0.02 from the midpoint of the range of $1.01 to $1.05 communicated previously, based, in part, on the following assumptions:

▪	Same store NOI growth of 1.75% to 2.75%;

▪	General and administrative expenses of $40 to $43 million;

▪	Acquisitions, including repurchases of Class A common stock, and property dispositions evaluated and executed opportunistically; and

▪	Issuance of $200 to $300 million of unsecured debt capital, dependent on market conditions. The Company intends to use proceeds from this contemplated issuance to repay revolver borrowings.
The Company’s moderated same store NOI growth assumption, which is down 1.00% at the midpoint from the previously communicated assumption, stems from resolution of the Mattress Firm bankruptcy, which reclassifies certain amounts from expected same store NOI to expected incremental termination fees, the non-renewal of one anchor tenant and updated rent commencement and occupancy projections. The Company’s higher Operating FFO attributable to common shareholders per diluted share guidance stems from the impact of recent Class A common stock repurchases, the aforementioned termination fees and other items, partially offset by a lower same store NOI growth assumption.

The following table reconciles the Company’s reported 2018 Operating FFO attributable to common shareholders per diluted share to the Company’s 2019 Operating FFO attributable to common shareholders per diluted share guidance range.

	Low	High
2018 Operating FFO per common share outstanding – diluted	$1.03	$1.03

2018 net investment activity	(0.005)	(0.005)
2018 common stock repurchase activity	0.02	0.02
2019 net investment activity(1)	—	—
Subtotal	1.045	1.045

Same store NOI growth	0.025	0.04
Lease termination fee income	0.01	0.01
Interest expense	(0.02)	(0.01)
General and administrative expenses	(0.01)	—
Non-cash items(2)	(0.02)	(0.015)
Expected impact – adoption of new lease accounting standard	—	—
2019 estimated Operating FFO per common share outstanding – diluted	$1.03	$1.07

(1)	Reflects expectations for opportunistic acquisition and disposition activity during the year

(2)	Non-cash items include straight-line rental income, amortization of above and below market lease intangibles and lease inducements, and non-cash ground rent expense
DIVIDEND
On February 6, 2019, the Company declared the first quarter 2019 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on April 10, 2019 to Class A common shareholders of record on March 27, 2019.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, February 13, 2019 at 11:00 AM (ET), to discuss its quarterly and full year financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on February 13, 2019 until midnight (ET) on February 27, 2019. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13685267.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of December 31,

2018, the Company owned 105 retail operating properties in the United States representing 20.1 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, adverse impact of e-commerce developments and shifting consumer retail behavior on tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to lease redeveloped space and identify and pursue redevelopment opportunities, competitive and cost factors, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors.” The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, gain on sale and impairment charges on assets other than depreciable real estate, litigation involving the Company, including actual or anticipated settlement and associated legal costs, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

v

The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income (non-cash), amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of straight-line ground rent expense and amortization of acquired ground lease intangibles. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the three months and year ended December 31, 2018 represents NOI from the Company’s same store portfolio consisting of 101 retail operating properties acquired or placed in service and stabilized prior to January 1, 2017. NOI from Other Investment Properties for the three months and year ended December 31, 2018 represents NOI primarily from (i) properties acquired during 2017 and 2018, (ii) Reisterstown Road Plaza, which was reclassified from active redevelopment into the Company’s retail operating portfolio during 2018, (iii) the redevelopment portion of Circle East, formerly known as Towson Circle, which is in active redevelopment, (iv) the multi-family rental units at Plaza del Lago, which are in active redevelopment, (v) Carillon, formerly known as Boulevard at the Capital Centre, where the Company has begun activities in anticipation of future redevelopment, (vi) the properties that were sold or held for sale in 2017 and 2018, including Schaumburg Towers, and (vii) the net income from the Company’s wholly-owned captive insurance company. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on depreciable property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains (or losses) from sales of depreciable property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as (i) the impact on earnings from executive separation, (ii) impairment charges on non-depreciable real estate and (iii) gains on the sale of non-depreciable real estate, if any. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDAre is a supplemental non-GAAP financial measure and should not be considered an alternative to “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges) divided by (ii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Gaiden
Vice President – Investor Relations
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
FFO Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2019
	Low	High

Net income attributable to common shareholders	$0.33	$0.37
Depreciation and amortization of depreciable real estate	0.76	0.76
Gain on sales of depreciable investment properties	(0.04)	(0.04)
FFO attributable to common shareholders	$1.05	$1.09

Gain on sale of non-depreciable investment property	(0.02)	(0.02)
Other	—	—
Operating FFO attributable to common shareholders	$1.03	$1.07

Retail Properties of America, Inc.
Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	December 31, 2018	December 31, 2017
Assets
Investment properties:
Land	$1,036,901	$1,066,705
Building and other improvements	3,607,484	3,686,200
Developments in progress	48,369	33,022
	4,692,754	4,785,927
Less accumulated depreciation	(1,313,602)	(1,215,990)
Net investment properties	3,379,152	3,569,937

Cash and cash equivalents	14,722	25,185
Accounts and notes receivable (net of allowances of $7,976 and $6,567, respectively)	78,398	71,678
Acquired lease intangible assets, net	97,090	122,646
Assets associated with investment properties held for sale	—	3,647
Other assets, net	78,108	125,171
Total assets	$3,647,470	$3,918,264

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $775 and $1,024, respectively, unamortized discount of $(536) and $(579), respectively, and unamortized capitalized loan fees of $(369) and $(615), respectively)	$205,320	$287,068
Unsecured notes payable, net (includes unamortized discount of $(734) and $(853), respectively, and unamortized capitalized loan fees of $(2,904) and $(3,399), respectively)	696,362	695,748
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,633) and $(2,730), respectively)	447,367	547,270
Unsecured revolving line of credit	273,000	216,000
Accounts payable and accrued expenses	82,942	82,698
Distributions payable	35,387	36,311
Acquired lease intangible liabilities, net	86,543	97,971
Other liabilities	73,540	69,498
Total liabilities	1,900,461	2,032,564

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 213,176 and 219,237 shares issued and outstanding as of December 31, 2018 and 2017, respectively	213	219
Additional paid-in capital	4,504,702	4,574,428
Accumulated distributions in excess of earnings	(2,756,802)	(2,690,021)
Accumulated other comprehensive (loss) income	(1,522)	1,074
Total shareholders' equity	1,746,591	1,885,700
Noncontrolling interests	418	—
Total equity	1,747,009	1,885,700
Total liabilities and equity	$3,647,470	$3,918,264

4th Quarter 2018 Supplemental Information	1

Retail Properties of America, Inc.
Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018		2017
Revenues
Rental income	$92,562	$97,836	$370,638		$414,804
Tenant recovery income	25,080	27,610	105,170		115,944
Other property income	1,712	1,142	6,689		7,391
Total revenues	119,354	126,588	482,497		538,139

Expenses
Operating expenses	17,650	22,116	74,885	(a)	84,556
Real estate taxes	17,477	17,526	73,683		82,755
Depreciation and amortization	43,870	46,598	175,977		203,866
Provision for impairment of investment properties	763	8,147	2,079		67,003
General and administrative expenses	10,434	11,356	42,363		40,724
Total expenses	90,194	105,743	368,987		478,904

Operating income	29,160	20,845	113,510		59,235

Interest expense	(16,828)	(18,015)	(73,746)		(146,092)
Other (expense) income, net	(188)	(7)	665		373
Income (loss) from continuing operations	12,144	2,823	40,429		(86,484)
Gain on sales of investment properties	—	107,101	37,211		337,975
Net income	12,144	109,924	77,640		251,491
Preferred stock dividends	—	(6,780)	—		(13,867)
Net income attributable to common shareholders	$12,144	$103,144	$77,640		$237,624

Earnings per common share – basic and diluted
Net income per common share attributable to common shareholders	$0.06	$0.46	$0.35		$1.03

Weighted average number of common shares outstanding – basic	214,684	222,942	217,830		230,747

Weighted average number of common shares outstanding – diluted	215,093	223,095	218,231		230,927

(a)	Includes $1,900 of termination fees recorded during the second quarter of 2018 related to the Toys "R" Us auction process whereby the Company was the winning bidder on two leases.

4th Quarter 2018 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(dollar amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net income attributable to common shareholders	$12,144	$103,144	$77,640	$237,624
Depreciation and amortization of depreciable real estate	43,446	46,253	174,672	202,110
Provision for impairment of investment properties	763	8,147	2,079	67,003
Gain on sales of depreciable investment properties	—	(107,101)	(33,747)	(337,975)
FFO attributable to common shareholders	$56,353	$50,443	$220,644	$168,762

FFO attributable to common shareholders per common share outstanding – diluted	$0.26	$0.23	$1.01	$0.73

FFO attributable to common shareholders	$56,353	$50,443	$220,644	$168,762
Impact on earnings from the early extinguishment of debt, net	—	979	5,944	72,654
Provision for hedge ineffectiveness	—	(7)	—	9
Gain on sale of non-depreciable investment property	—	—	(3,464)	—
Impact on earnings from executive separation (b)	—	—	1,737	(1,086)
Excess of redemption value over carrying value of preferred stock redemption (c)	—	4,706	—	4,706
Other (d)	306	253	629	441
Operating FFO attributable to common shareholders	$56,659	$56,374	$225,490	$245,486

Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.26	$0.25	$1.03	$1.06

Weighted average number of common shares outstanding – diluted	215,093	223,095	218,231	230,927
Dividends declared per common share	$0.165625	$0.165625	$0.6625	$0.6625

Additional Information (e)
Lease-related expenditures (f)
Same store	$11,089	$5,413	$35,107	$25,124
Other investment properties (g)	$421	$7,420	$8,672	$22,687

Capital expenditures (h)
Same store	$9,659	$6,760	$29,232	$26,768
Other investment properties (g)	$982	$2,432	$3,664	$12,106
Predevelopment costs	$2,237	$1,601	$5,036	$3,046

Straight-line rental income, net	$891	$1,537	$5,717	$4,646
Amortization of above and below market lease intangibles and lease inducements	$1,445	$1,310	$4,447	$2,248
Non-cash ground rent expense, net	$439	$533	$1,844	$2,150

Adjusted EBITDAre (a)	$73,605	$75,583	$293,968	$329,391

(a)	Refer to pages 21 – 24 for definitions and reconciliations related to FFO attributable to common shareholders, Operating FFO attributable to common shareholders and Adjusted EBITDAre.

(b)	Reflected as an increase (decrease) within "General and administrative expenses" in the consolidated statements of operations.

(c)	Included within "Preferred stock dividends" in the consolidated statements of operations.

(d)
Primarily consists of the impact on earnings from litigation involving the Company, including actual or anticipated settlement and associated legal costs, which are included in "Other (expense) income, net" in the consolidated statements of operations.

(e)
The same store portfolio for the three months and year ended ended December 31, 2018 consists of 101 retail operating properties. Refer to pages 21 – 24 for definitions and reconciliations of non-GAAP financial measures.

(f)
Consists of payments for tenant improvements, lease commissions and lease inducements and excludes active development projects which are included within "Developments in progress" in the consolidated balance sheets.

(g)	Expenditures are primarily associated with Schaumburg Towers prior to its disposition on May 31, 2018.

(h)
Capital expenditures consist of payments for building, site and other improvements, net of anticipated recoveries, and exclude active development projects which are included within "Developments in progress" in the consolidated balance sheets. Predevelopment costs consist of payments related to future redevelopment and expansion projects incurred before each project is considered active and are included within "Other assets, net" in the consolidated balance sheets.

4th Quarter 2018 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	December 31, 2018	December 31, 2017
Developments in Progress
Active developments/redevelopments (a)	$22,919	$33,022
Land held for development	25,450	—
Total	$48,369	$33,022

Accounts and Notes Receivable
Accounts and notes receivable (net of allowances of $6,202 and $5,618, respectively)	$30,592	$25,605
Straight-line receivables (net of allowances of $1,774 and $949, respectively)	47,806	46,073
Total	$78,398	$71,678

Other Assets, Net
Deferred costs, net	$34,419	$32,146
Restricted cash – 1031 Exchanges (b)	—	54,087
Restricted cash – other (c)	4,879	7,063
Fair value of derivatives	2,324	1,086
Other assets, net	36,486	30,789
Total	$78,108	$125,171

Other Liabilities
Unearned income	$16,565	$14,976
Straight-line ground rent liability	31,030	32,513
Fair value of derivatives	3,846	—
Other liabilities	22,099	22,009
Total	$73,540	$69,498

Supplemental Statements of Operations Detail
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018		2017
Rental Income
Base rent	$89,145	$93,581	$356,192		$402,277
Percentage and specialty rent	1,081	1,408	4,282		5,633
Straight-line rent	891	1,537	5,717		4,646
Amortization of above and below market lease intangibles and lease inducements	1,445	1,310	4,447		2,248
Total	$92,562	$97,836	$370,638		$414,804

Other Property Income
Lease termination income, net	$298	$(289)	$1,721		$2,021
Other property income	1,414	1,431	4,968		5,370
Total	$1,712	$1,142	$6,689		$7,391

Property Operating Expense Supplemental Information
Bad debt expense, net	$470	$908	$1,918		$1,835
Non-cash ground rent expense, net	$439	$533	$1,844		$2,150
Lease termination fee expense (d)	$—	$—	$1,900	(d)	$—

General and Administrative Expense Supplemental Information
Non-cash amortization of stock-based compensation	$1,664	$1,576	$6,992		$6,059

Additional Supplemental Information
Capitalized compensation costs – development and capital projects	$1,195	$572	$3,155		$1,826
Capitalized internal leasing incentives	$143	$81	$384		$368
Capitalized interest	$114	$169	$462		$485

(a)	Represents the active redevelopments at Circle East, formerly known as Towson Circle, and the multi-family rental units at Plaza del Lago. See page 10 for further details.

(b)	Represents disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges).

(c)	Consists of funds restricted through lender or other agreements.

(d)
Represents termination fee recorded during the second quarter of 2018 within "Operating expenses" in the consolidated statements of operations related to the Toys "R" Us auction process whereby the Company was the winning bidder on two leases.

4th Quarter 2018 Supplemental Information	4

Retail Properties of America, Inc.
Same Store Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	Based on Same store portfolio as of December 31, 2018
	2018	2017	Change

Number of retail operating properties in same store portfolio	101	101	—

Occupancy	93.8%	94.0%	(0.2)%

Percent leased (b)	94.8%	94.8%	—%

Same store NOI (c)
	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	Change	2018	2017	Change

Base rent	$82,908	$81,683		$329,512	$325,398
Percentage and specialty rent	948	1,137		3,624	3,819
Tenant recovery income	23,958	24,321		99,140	96,594
Other property operating income (d)	1,279	1,162		4,616	4,111
	109,093	108,303		436,892	429,922

Property operating expenses (e)	15,283	16,400		60,049	61,577
Bad debt expense, net	433	391		1,706	1,123
Real estate taxes	16,469	16,512		68,463	67,274
	32,185	33,303		130,218	129,974

Same Store NOI (c)	$76,908	$75,000	2.5%	$306,674	$299,948	2.2%

(a)
For the three months and year ended December 31, 2018, the Company's same store portfolio consists of 101 retail operating properties and excludes (i) properties acquired or placed in service and stabilized during 2017 and 2018, (ii) Reisterstown Road Plaza, which was reclassified from active redevelopment into the Company's retail operating portfolio during 2018, (iii) the redevelopment portion of Circle East, formerly known as Towson Circle, which is in active redevelopment, (iv) the multi-family rental units at Plaza del Lago, which are in active redevelopment, (v) Carillon, formerly known as Boulevard at the Capital Centre, where the Company has begun activities in anticipation of future redevelopment, and (vi) investment properties sold or classified as held for sale during 2017 and 2018, including Schaumburg Towers.

(b)	Includes leases signed but not commenced.

(c)
Refer to pages 21 – 24 for definitions and reconciliations of non-GAAP financial measures. Comparison of the Company's presentation of Same Store NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

(d)	Consists of all operating items included in "Other property income" in the consolidated statements of operations, which include all items other than lease termination fee income.

(e)
Consists of all property operating items included in "Operating expenses" in the consolidated statements of operations, which include all items other than lease termination fee expense and non-cash ground rent expense, which is comprised of straight-line ground rent expense and amortization of acquired ground lease intangibles.

4th Quarter 2018 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(dollar amounts in thousands, except share price and ratio)

Capitalization Data
	December 31, 2018	December 31, 2017
Equity Capitalization
Common stock shares outstanding (a)	213,176	219,237
Common stock share price	$10.85	$13.44
Total equity capitalization	$2,312,960	$2,946,545

Debt Capitalization
Mortgages payable (b)	$205,450	$287,238
Unsecured notes payable (c)	700,000	700,000
Unsecured term loans (d)	450,000	550,000
Unsecured revolving line of credit	273,000	216,000
Total debt capitalization	$1,628,450	$1,753,238

Total capitalization at end of period	$3,941,410	$4,699,783

Calculation of Net Debt to Adjusted EBITDAre Ratio (e)

	December 31, 2018	December 31, 2017

Total notional debt	$1,628,450	$1,753,238
Less: consolidated cash and cash equivalents	(14,722)	(25,185)
Less: disposition proceeds temporarily restricted related to potential 1031 Exchanges	—	(54,087)
Total net debt	$1,613,728	$1,673,966
Annualized Adjusted EBITDAre	$294,420	$302,332
Net Debt to Adjusted EBITDAre (f)	5.5x	5.5x

(a)	Excludes performance restricted stock units and options outstanding, which could potentially convert to common stock in the future.

(b)
Mortgages payable excludes mortgage premium of $775 and $1,024, discount of $(536) and $(579), and capitalized loan fees of $(369) and $(615), net of accumulated amortization, as of December 31, 2018 and 2017, respectively.

(c)	Unsecured notes payable excludes discount of $(734) and $(853) and capitalized loan fees of $(2,904) and $(3,399), net of accumulated amortization, as of December 31, 2018 and 2017, respectively.

(d)	Unsecured term loans exclude capitalized loan fees of $(2,633) and $(2,730), net of accumulated amortization, as of December 31, 2018 and 2017, respectively.

(e)	Refer to pages 21 – 24 for definitions and reconciliations of non-GAAP financial measures.

(f)	For purposes of this ratio calculation, annualized three months ended figures were used.

4th Quarter 2018 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Credit Facility, Term Loan Due 2023 and Notes Due 2021, 2024, 2026 and 2028 (a)
		Covenant		December 31, 2018

Leverage ratio (b)		< 60.0%	(b)	32.4%

Secured leverage ratio (b)	Unsecured Credit Facility and Term Loan Due 2023: Notes Due 2021, 2024, 2026 and 2028:	< 45.0% < 40.0%	(b)	4.1%

Fixed charge coverage ratio (c)		> 1.50x		3.9x

Interest coverage ratio (d)		> 1.50x		4.1x

Unencumbered leverage ratio (b)		< 60.0%	(b)	31.4%

Unencumbered interest coverage ratio		> 1.75x		5.0x

Notes Due 2025 (e)
	Covenant	December 31, 2018

Leverage ratio (f)	< 60.0%	33.4%

Secured leverage ratio (f)	< 40.0%	4.2%

Debt service coverage ratio (g)	> 1.50x	4.4x

Unencumbered assets to unsecured debt ratio	> 150%	313%

(a)
For a complete listing of all covenants related to the Company's Unsecured Credit Facility (comprised of the unsecured term loan due 2021 and the unsecured revolving line of credit) as well as covenant definitions, refer to the Fifth Amended and Restated Credit Agreement filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 2, 2018. For a complete listing of all covenants as well as covenant definitions related to the Company's Term Loan Due 2023, refer to the credit agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated November 29, 2016, the First Amendment to the Term Loan Agreement filed as Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed on August 1, 2018 and the Second Amendment to the Term Loan Agreement, which will be filed as Exhibit 10.10 to the Company's Annual Report on Form 10-K for the year ended December 31, 2018, to be filed on February 13, 2019. For a complete listing of all covenants related to the Company's 4.12% senior unsecured notes due 2021 and 4.58% senior unsecured notes due 2024 (Notes Due 2021 and 2024) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated May 22, 2014. For a complete listing of all covenants related to the Company's 4.08% senior unsecured notes due 2026 and 4.24% senior unsecured notes due 2028 (Notes Due 2026 and 2028) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated October 5, 2016.

(b)	Based upon a capitalization rate of 6.50%.

(c)
Applies only to the Company's Unsecured Credit Facility, Term Loan Due 2023 and Notes Due 2026 and 2028. This ratio is based upon consolidated debt service, including interest expense and principal amortization, excluding interest expense related to defeasance costs and prepayment premiums.

(d)	Applies only to the Company's Notes Due 2021, 2024, 2026 and 2028.

(e)
For a complete listing of all covenants related to the Company's 4.00% senior unsecured notes due 2025 (Notes Due 2025) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to the Company's Current Report on Form 8-K, dated March 12, 2015.

(f)	Based upon the book value of Total Assets as defined in the First Supplemental Indenture referenced in footnote (e) above.

(g)
Based upon interest expense and excludes principal amortization. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

4th Quarter 2018 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of December 31, 2018
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate (a)	WA Years to Maturity

Fixed rate mortgages payable (b)	$205,450	4.65%	4.5 years

Unsecured notes payable:
Senior notes – 4.12% due 2021	100,000	4.12%	2.5 years
Senior notes – 4.58% due 2024	150,000	4.58%	5.5 years
Senior notes – 4.00% due 2025	250,000	4.00%	6.2 years
Senior notes – 4.08% due 2026	100,000	4.08%	7.8 years
Senior notes – 4.24% due 2028	100,000	4.24%	10.0 years
Total unsecured notes payable (b)	700,000	4.19%	6.3 years

Unsecured credit facility:
Term loan due 2021 – fixed rate (c)	250,000	3.20%	2.0 years
Revolving line of credit – variable rate	273,000	3.57%	3.3 years
Total unsecured credit facility (b)	523,000	3.40%	2.7 years

Term Loan Due 2023 – fixed rate (b) (d)	200,000	4.05%	4.9 years

Total consolidated indebtedness	$1,628,450	3.98%	4.7 years

Consolidated Debt Maturity Schedule as of December 31, 2018

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate (b)	WA Rates on Variable Debt (e)	Total	% of Total	WA Rates on Total Debt (a)

2019	$3,090	4.47%	$—	—	$3,090	0.2%	4.47%
2020	3,228	4.48%	—	—	3,228	0.2%	4.48%
2021	372,080	3.56%	—	—	372,080	22.8%	3.56%
2022	113,946	4.90%	273,000	3.57%	386,946	23.8%	3.96%
2023	231,758	4.06%	—	—	231,758	14.2%	4.06%
2024	151,737	4.57%	—	—	151,737	9.3%	4.57%
2025	251,809	4.00%	—	—	251,809	15.5%	4.00%
2026	101,884	4.08%	—	—	101,884	6.3%	4.08%
2027	21,409	4.46%	—	—	21,409	1.3%	4.46%
2028	101,229	4.23%	—	—	101,229	6.2%	4.23%
Thereafter	3,280	3.75%	—	—	3,280	0.2%	3.75%
Total	$1,355,450	4.06%	$273,000	3.57%	$1,628,450	100.0%	3.98%

(a)
Interest rates presented exclude the impact of premium, discount and capitalized loan fee amortization. As of December 31, 2018, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.17%.

(b)
Fixed rate mortgages payable excludes mortgage premium of $775, discount of $(536) and capitalized loan fees of $(369), net of accumulated amortization, as of December 31, 2018. Unsecured notes payable excludes discount of $(734) and capitalized loan fees of $(2,904), net of accumulated amortization, as of December 31, 2018. Term loans exclude capitalized loan fees of $(2,633), net of accumulated amortization, as of December 31, 2018. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.00% plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% through January 5, 2021. The applicable credit spread was 1.20% as of December 31, 2018.

(d)
Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.85% plus a credit spread based on a leverage grid ranging from 1.20% to 1.85% through November 22, 2023. The applicable credit spread was 1.20% as of December 31, 2018.

(e)	Represents interest rates as of December 31, 2018.

4th Quarter 2018 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of December 31, 2018
(dollar amounts in thousands)

Description	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 12/31/2018
Consolidated Indebtedness
Sawyer Heights Village	07/01/21	5.00%		Fixed	Secured	$18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%		Fixed	Secured	642
Gardiner Manor Mall	03/01/22	4.95%		Fixed	Secured	33,478
Peoria Crossings	04/01/22	4.82%		Fixed	Secured	24,131
Southlake Corners	04/01/22	4.89%		Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%		Fixed	Secured	35,000
Gateway Village	01/01/23	4.14%		Fixed	Secured	33,496
Northgate North	06/01/27	4.50%		Fixed	Secured	25,337
The Shoppes at Union Hill	06/01/31	3.75%		Fixed	Secured	13,721
Mortgages payable (b)						205,450

Senior notes – 4.12% due 2021	06/30/21	4.12%		Fixed	Unsecured	100,000
Senior notes – 4.58% due 2024	06/30/24	4.58%		Fixed	Unsecured	150,000
Senior notes – 4.00% due 2025	03/15/25	4.00%		Fixed	Unsecured	250,000
Senior notes – 4.08% due 2026	09/30/26	4.08%		Fixed	Unsecured	100,000
Senior notes – 4.24% due 2028	12/28/28	4.24%		Fixed	Unsecured	100,000
Unsecured notes payable (b)						700,000

Term loan due 2021	01/05/21	3.20%	(c)	Fixed	Unsecured	250,000
Revolving line of credit	04/22/22	3.57%		Variable	Unsecured	273,000
Unsecured credit facility (b)						523,000

Term Loan Due 2023 (b)	11/22/23	4.05%	(d)	Fixed	Unsecured	200,000

Total consolidated indebtedness	09/26/23	3.98%				$1,628,450

(a)
Interest rates presented exclude the impact of premium, discount and capitalized loan fee amortization. As of December 31, 2018, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.17%.

(b)
Mortgages payable excludes mortgage premium of $775, discount of $(536) and capitalized loan fees of $(369), net of accumulated amortization, as of December 31, 2018. Unsecured notes payable excludes discount of $(734) and capitalized loan fees of $(2,904), net of accumulated amortization, as of December 31, 2018. Term loans exclude capitalized loan fees of $(2,633), net of accumulated amortization, as of December 31, 2018.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.00% plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% through January 5, 2021. The applicable credit spread was 1.20% as of December 31, 2018.

(d)
Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.85% plus a credit spread based on a leverage grid ranging from 1.20% to 1.85% through November 22, 2023. The applicable credit spread was 1.20% as of December 31, 2018.

4th Quarter 2018 Supplemental Information	9

Retail Properties of America, Inc.
Development Projects as of December 31, 2018
(dollar amounts in thousands)

Property Name and Metropolitan Statistical Area (MSA)	Estimated Project Commercial GLA	Estimated Project Multi-Family Rental Units (MFR)	JV / Air Rights	Projected Net RPAI Investment (a)	Net Costs Inception to Date		Projected Incremental Return on Cost (b)	Anticipated Commencement	Targeted Stabilization (c)	Property Included in Same Store Portfolio (d)	Project Description

Active Projects
Circle East (e) (Baltimore MSA)	80,000	370	MFR: Air rights sale	$34,000–$36,000	$10,473	(f)	8.0%–10.0%	n/a	Q4 2020	No (e)	Mixed-use redevelopment that will include double-sided street level retail with approximately 370 third-party-owned MFR above
Plaza del Lago – MFR (Chicago MSA)	—	18	n/a	$900–$1,000	$536		8.25%–11.25%	n/a	Q3 2019	No (g)	Reconfiguration and expansion of existing 15 MFR to 18 MFR

Near-Term Projects
Downtown Crown (Washington, D.C. MSA)	36,000	—	n/a	$13,000–$15,000	n/a		6.0%–7.0%	Q2–Q3 2019	Q2–Q3 2021	Yes	Vacant pad development
Main Street Promenade (h) (Chicago MSA)	18,900	74	TBD	$25,000–$30,000	n/a		6.5%–8.0%	Q2–Q3 2019	Q2–Q3 2021	No (i)	Vacant pad development
One Loudoun Downtown – Pads G & H (Washington, D.C. MSA)	66,600	378	MFR: 90%/10% JV	$120,000–$131,000	n/a		6.0%–7.0%	Q1–Q2 2019	Q2–Q3 2022	Yes	Vacant pad development. See site plan on page 13
Carillon – Phase One (Washington, D.C. MSA)	225,800	350	MFR: 95%/5% JV MOB: 95%/5% JV (j)	$194,000–$215,000	n/a		6.0%–7.0%	Q2–Q3 2019	Q3–Q4 2022	No	Phased project that will include retail, MFR and medical office use. See site plan on page 14

(a)
Net costs represent the Company's estimated share of the project costs, net of proceeds from land sales, sales of air rights, reimbursement from third parties and excludes contributions from project partners, as applicable.

(b)
Projected Incremental Return on Cost (ROC) generally reflects only the unleveraged incremental NOI generated by the project upon stabilization and is calculated as incremental NOI divided by incremental cost. Incremental NOI is the difference between NOI expected to be generated by the stabilized project and the NOI generated prior to the commencement of active redevelopment, development or expansion of the space. ROC does not include peripheral impacts, such as the impact on future lease rollover at the property or the impact on the long-term value of the property.

(c)	Targeted stabilization represents the projected date of the redevelopment reaching 90% occupancy, but generally no later than one year from the completion of major construction activity.

(d)
The Company's same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2017. A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project. Expansions and pad developments are generally not considered to significantly impact the existing property's NOI, and therefore, the existing properties have not been removed from the Company's same store portfolio if they otherwise met the criteria to be included in the Company's same store portfolio as of December 31, 2018.

(e)
Circle East is the rebranded combined retail and entertainment destination of the Company's existing operating property Towson Square (which is included in the Company's same store portfolio) and the redevelopment at Towson Circle (which has been excluded from the Company's same store portfolio due to the ongoing redevelopment).

(f)	Net costs inception to date are net of proceeds of $11,820 received in the first quarter of 2018 from the sale of air rights to a third party to develop the MFR.

(g)
Plaza del Lago is comprised of the redevelopment of the MFR (Plaza del Lago – MFR) and the remaining retail operating portion of the property. Plaza del Lago – MFR has been excluded from the Company's same store portfolio due to the ongoing redevelopment. The remaining operating portion is excluded from the Company's same store portfolio as the property was acquired subsequent to December 31, 2016, and as such, does not meet the criteria to be included in the Company's same store portfolio as of December 31, 2018.

(h)	Project remains subject to the approval of the Company's Investment Committee and/or Board of Directors.

(i)	Property was acquired subsequent to December 31, 2016, and as such, does not meet the criteria to be included in the Company's same store portfolio as of December 31, 2018.

(j)
Carillon – Phase One anticipates two separate joint venture (JV) arrangements. The JV agreement related to the MFR has been executed and is 95% owned by the Company. The JV agreement related to the medical office building (MOB), based on negotiated terms, will be 95% owned by the Company.

The Company cannot guarantee that (i) ROC will be generated at the percentage listed or at all, (ii) total net costs associated with these projects will be equal to the total estimated net costs, (iii) project commencement or stabilization will occur when anticipated or (iv) that the Company will ultimately complete any or all of these projects. The ROC and total estimated net costs reflect the Company's best estimate based upon current information, may change over time and are subject to certain conditions which are beyond the Company's control, including, without limitation, general economic conditions, market conditions and other business factors.

4th Quarter 2018 Supplemental Information	10

Retail Properties of America, Inc.
Development Projects as of December 31, 2018 (continued)
(dollar amounts in thousands)

The Company has identified the following potential development, redevelopment, expansion and pad development opportunities to develop or redevelop significant portions of the property, add stand-alone buildings, convert previously under-utilized space or develop additional commercial GLA at existing properties. Executing on these opportunities may be subject to certain conditions which are beyond the Company's control, including, without limitation, government approvals, tenant consents as well as general economic, market and other conditions and, therefore, the Company can provide no assurances that any of the development, redevelopment, expansion and pad development opportunities (i) will be executed on, (ii) will commence when anticipated or (iii) will ultimately be realized.

Property Name	MSA	Included in Same store portfolio (a)	Estimated Project Commercial GLA	Estimated Project MFR	Residential Unit Rights Under Contract for Sale	Developable Acreage

Development, Redevelopment, Expansion and Pad Development Opportunities
One Loudoun Uptown – land held for development	Washington, D.C.	No	2,300,000			32
Carillon – Future Phases (b)	Washington, D.C.	No	975,000	2,650
Southlake Town Square	Dallas	Yes	275,000
One Loudoun Downtown – Pad T and Future Phases (c)	Washington, D.C.	Yes	87,000 – 115,000		22
Merrifield Town Center II (b)	Washington, D.C.	Yes	80,000 – 100,000	350 – 400
Tysons Corner (b)	Washington, D.C.	Yes	50,000 – 75,000	350 – 450
Plaza del Lago – Future Phase	Chicago	No (d)	20,600
Reisterstown Road Plaza	Baltimore	No (e)	8,000 – 12,000
Lakewood Towne Center	Seattle	Yes	10,500
Gateway Plaza	Dallas	Yes	8,000
Humblewood Shopping Center	Houston	Yes	5,000
Watauga Pavilion	Dallas	Yes	5,000
Edwards Multiplex – Ontario, CA	Riverside-San Bernadino	Yes	3,000

(a)	See footnote (d) on page 10 regarding the Company's same store portfolio.

(b)	Project may require demolition of a portion of the property's existing GLA.

(c)
One Loudoun Downtown – Future Phases includes three vacant parcels that have been identified as future pad development opportunities of up to 115,000 square feet of commercial GLA. In addition, as of December 31, 2018, the property is under contract for the phased sale of a land parcel and rights to develop 22 residential units. The first phase of the land parcel sale and rights to develop eight residential units closed on July 9, 2018. See site plan on page 13.

(d)	Property was acquired subsequent to December 31, 2016, and as such, does not meet the criteria to be included in the Company's same store portfolio as of December 31, 2018.

(e)	Property was reclassified from active redevelopment into the Company's retail operating portfolio during the three months ended December 31, 2018.

4th Quarter 2018 Supplemental Information	11

Retail Properties of America, Inc.
Development Projects as of December 31, 2018 (continued)
(dollar amounts in thousands)

Property Name and MSA	Project Commercial GLA	Projected Net RPAI Investment (a)	Net Costs Inception to Date	Projected Incremental Return on Cost (a)	Stabilization (a)	Property Included in Same Store Portfolio (a)	Project Description

Completed Redevelopment Projects
Reisterstown Road Plaza (Baltimore MSA)	40,500	$10,500	$9,428	10.5%–11.0%	Q4 2018	No (b)	Reconfigured existing space and facade renovation; redevelopment GLA is 100% leased and 75% occupied

Property Name and MSA	Project Commercial GLA	Projected Net RPAI Investment (a)	Net Costs Inception to Date	Projected Incremental Return on Cost (a)	Completion	Property Included in Same Store Portfolio (a)	Project Description

Completed Expansions and Pad Developments
Lake Worth Towne Crossing – Parcel (Dallas MSA)	15,030	$2,872	$2,872	11.3%	Q4 2015	Yes	15,030 sq. ft. multi-tenant retail
Parkway Towne Crossing (Dallas MSA)	21,000	$3,468	$3,468	9.9%	Q3 2016	Yes	21,000 sq. ft. multi-tenant retail
Heritage Square (Seattle MSA)	4,200	$1,507	$1,507	11.2%	Q3 2016	Yes	4,200 sq. ft. redevelopment of outparcel for new tenant, Corner Bakery
Pavilion at King's Grant (Charlotte MSA)	32,500	$2,470	$2,470	14.7%	Q2 2017	Yes	32,500 sq. ft. multi-tenant retail
Shops at Park Place (Dallas MSA)	25,040	$3,956	$3,956	9.1%	Q2 2017	Yes	25,040 sq. ft. pad development
Lakewood Towne Center (Seattle MSA)	4,500	$1,900	$1,900	7.3%	Q3 2017	Yes	4,500 sq. ft. pad development

(a)	See footnote (a), (b), (c) and (d) on page 10 regarding the Company's projected net RPAI investment, projected incremental return on cost, stabilization and same store portfolio, respectively.

(b)
The property was reclassified from active redevelopment into the Company's retail operating portfolio during the three months ended December 31, 2018 and is expected to be included in the Company's same store portfolio beginning in the first quarter of 2020 as it will be considered operating for the entirety of 2020 and 2019.

4th Quarter 2018 Supplemental Information	12

Retail Properties of America, Inc.
Development Projects as of December 31, 2018 (continued)
One Loudoun Downtown Site Plan

ONE LOUDOUN DOWNTOWN

LEGEND

PAD G and H
66,600 SQ. FT.
378 MFR

PAD T
10,000–25,000 SQ. FT.

UNDER CONTRACT FOR SALE

FUTURE PHASES
77,000–90,000 SQ. FT.

EXISTING GLA
RETAIL 328,000 SQ. FT.
OFFICE 135,000 SQ. FT.

NORTH PARK DRIVE
Townhomes under construction
(not owned by RPAI)
22 Residential Units
8 Resi Units
(not owned by RPAI)
PARKING GARAGE
780 Spaces
FUTURE PHASE
Pad G
EXCHANGE STREET
RUSSELL BRANCH PKWY
THORNDIKE STREET
FUTURE PHASE
Pad H
PARKING GARAGE
438 Spaces
Pad T
FUTURE PHASE

4th Quarter 2018 Supplemental Information	13

Retail Properties of America, Inc.
Development Projects as of December 31, 2018 (continued)
Carillon Site Plan

CARILLON

LEGEND

- PHASE 1
  225,800 SQ. FT.
  350 MFR
- FUTURE PHASES
- EXISTING GLA SHOWN
  46,200 SQ. FT.
- PROJECT BOUNDARY

FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
Arena Drive
Interstate 495
Pad 1
Pad 2
Pad 3
University of Maryland Capital Region Medical Center
University of Maryland Capital Region Medical Center
Largo Town Center Metro Station

4th Quarter 2018 Supplemental Information	14

Retail Properties of America, Inc.
Acquisitions and Dispositions for the Year Ended December 31, 2018
(amounts in thousands, except square footage amounts)

Acquisitions

Property Name	Acquisition Date	MSA	Property Type	Acres		Purchase Price

One Loudoun Uptown	November 5, 2018	Washington, D.C.	Land parcel	58	(a)	$25,000

			Total 2018 acquisitions	58		$25,000

(a)
The land acquired includes approximately 32 acres of developable land. The acquired land parcel is classified as land held for development and is included in "Developments in progress" in the consolidated balance sheets.

Property Dispositions

Property Name	Disposition Date	Property Type	GLA	Consideration	Debt Repaid	Prepayment Premium

Crown Theater	January 19, 2018	Single-user retail	74,200	$6,900	$—	$—
Cranberry Square	February 15, 2018	Multi-tenant retail	195,200	23,500	—	—
Rite Aid Store (Eckerd) – Crossville, TN	March 7, 2018	Single-user retail	13,800	1,800	—	—
Home Depot Plaza	March 20, 2018	Multi-tenant retail	135,600	16,250	10,750	974
Governor's Marketplace	March 21, 2018	Multi-tenant retail	243,100	23,500	—	—
Stony Creek I & Stony Creek II (b)	March 28, 2018	Multi-tenant retail	204,800	32,800	—	—
CVS Pharmacy – Lawton, OK	April 19, 2018	Single-user retail	10,900	1,600	—	—
Schaumburg Towers	May 31, 2018	Office	895,400	86,600	—	—
Orange Plaza (Golfland Plaza)	December 28, 2018	Multi-tenant retail	58,200	8,450	—	—

	Total 2018 property dispositions		1,831,200	$201,400	$10,750	$974

(b)	The terms of the disposition of Stony Creek I and Stony Creek II were negotiated as a single transaction.

Development Transactions

Property Name	Transaction Date	Transaction	Consideration

Circle East – redevelopment portion	March 7, 2018	Sale of air rights	$11,970
One Loudoun Downtown	July 9, 2018	Sale of land parcel and development rights (c)	1,800

	Total 2018 development transactions		$13,770

(c)
During the year ended December 31, 2018, the Company disposed of the first phase of a land parcel and the rights to develop eight residential units. The Company is under contract to sell the remaining two phases consisting of land and the rights to develop 22 residential units, which are expected to close in early 2019.

There have been no acquisitions or dispositions subsequent to December 31, 2018.

4th Quarter 2018 Supplemental Information	15

Retail Properties of America, Inc.
Retail Market Summary as of December 31, 2018
(dollar amounts and square footage in thousands)

Property Type/Market	Number of Properties	Annualized Base Rent (ABR) (a)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.	GLA (a)	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed

Multi-Tenant Retail:
Top 25 MSAs
Dallas	19	$81,616	23.2%	$22.36	3,938	19.9%	92.7%	93.2%
Washington, D.C.	8	38,101	10.8%	28.44	1,387	7.0%	96.6%	97.2%
New York	9	36,287	10.3%	28.76	1,292	6.5%	97.6%	97.6%
Chicago	8	29,341	8.3%	23.20	1,358	6.9%	93.1%	93.4%
Baltimore (b)	5	21,791	6.2%	14.71	1,603	8.1%	92.4%	96.9%
Seattle	8	21,432	6.1%	15.63	1,477	7.5%	92.8%	93.6%
Atlanta	9	19,695	5.6%	13.77	1,513	7.7%	94.6%	94.6%
Houston	9	15,746	4.5%	14.73	1,141	5.8%	93.7%	94.3%
San Antonio	3	12,715	3.6%	17.65	721	3.6%	99.8%	100.0%
Phoenix	3	10,556	3.0%	17.79	632	3.2%	94.0%	94.0%
Los Angeles	1	5,394	1.5%	28.23	241	1.2%	79.4%	79.4%
Riverside	1	4,610	1.3%	15.76	292	1.5%	100.0%	100.0%
St. Louis	1	4,163	1.2%	9.67	453	2.3%	95.0%	95.0%
Charlotte	1	3,060	0.9%	12.71	320	1.6%	75.3%	90.6%
Tampa	1	2,374	0.7%	19.47	126	0.6%	97.0%	97.0%
Subtotal	86	306,881	87.2%	19.85	16,494	83.4%	93.7%	94.8%

Non-Top 25 MSAs by State
Texas	7	13,657	3.9%	14.38	1,002	5.1%	94.8%	95.2%
Michigan	1	6,963	2.0%	23.81	332	1.7%	88.1%	93.0%
Massachusetts	2	6,884	2.0%	11.60	643	3.2%	92.2%	92.2%
Virginia	1	4,963	1.4%	18.04	308	1.6%	89.4%	89.4%
Washington	1	4,605	1.3%	12.57	378	1.9%	96.9%	96.9%
Tennessee	2	4,093	1.1%	11.54	364	1.8%	97.4%	97.4%
Maryland	1	2,194	0.6%	20.65	113	0.6%	94.1%	94.1%
South Carolina	1	1,744	0.5%	12.91	141	0.7%	95.5%	95.5%
Subtotal	16	45,103	12.8%	14.68	3,281	16.6%	93.6%	94.3%

Total Multi-Tenant Retail	102	351,984	100.0%	18.99	19,775	100.0%	93.7%	94.7%

Single-User Retail	3	8,950		25.19	356		100.0%	100.0%

Total Retail Operating Portfolio (c)	105	$360,934		$19.11	20,131		93.8%	94.8%

(a)
Excludes $2,271 of multi-tenant retail ABR and 395 square feet of multi-tenant retail GLA attributable to (i) the redevelopment portion of Circle East, formerly known as Towson Circle, which is in active redevelopment and (ii) Carillon, formerly known as Boulevard at the Capital Centre, where the Company has begun activities in anticipation of future redevelopment, which are located in the Baltimore and Washington, D.C. MSAs, respectively. Including these amounts, 87.3% of the Company's multi-tenant retail ABR and 83.7% of the Company's multi-tenant retail GLA is located in the top 25 MSAs.

(b)	Includes Reisterstown Road Plaza, a formerly active redevelopment that was reclassified into the Company's retail operating portfolio during the three months ended December 31, 2018.

(c)	Excludes the multi-family rental units at Plaza del Lago, which are in active redevelopment.

4th Quarter 2018 Supplemental Information	16

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of December 31, 2018
(square footage in thousands)

Total Retail Operating Portfolio:

	Top 25 MSAs		Non-Top 25 MSAs		Total Multi-Tenant Retail		Single-User Retail		Total Retail
Number of Properties	86		16		102		3		105
	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	% Leased Including Signed

25,000+ sq ft	7,697	95.4%	1,596	97.7%	9,293	95.8%	356	100.0%	9,649	96.0%	97.1%
10,000-24,999 sq ft	3,197	95.4%	599	95.9%	3,796	95.5%	—	—	3,796	95.5%	96.5%
Anchor	10,894	95.4%	2,195	97.2%	13,089	95.7%	356	100.0%	13,445	95.8%	97.0%

5,000-9,999 sq ft	2,255	92.6%	376	92.3%	2,631	92.6%	—	—	2,631	92.6%	92.9%
0-4,999 sq ft	3,345	88.9%	710	83.4%	4,055	88.0%	—	—	4,055	88.0%	88.9%
Non-Anchor	5,600	90.4%	1,086	86.5%	6,686	89.8%	—	—	6,686	89.8%	90.4%

Total	16,494	93.7%	3,281	93.6%	19,775	93.7%	356	100.0%	20,131	93.8%	94.8%

4th Quarter 2018 Supplemental Information	17

Retail Properties of America, Inc.
Top Retail Tenants as of December 31, 2018
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in the Company's retail operating portfolio based on ABR as of December 31, 2018. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	Occupied GLA	% of Occupied GLA

Best Buy Co., Inc.	Best Buy, Pacific Sales	12	$8,443	2.3%	$17.20	491	2.6%

The TJX Companies, Inc.	HomeGoods, Marshalls, T.J. Maxx	23	7,020	1.9%	10.68	657	3.5%

Regal Entertainment Group	Edwards Cinema	2	6,968	1.9%	31.82	219	1.2%

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, Cost Plus World Market	18	6,780	1.9%	14.13	480	2.5%

AB Acquisition LLC	Safeway, Jewel-Osco, Tom Thumb	9	6,649	1.8%	13.68	486	2.6%

Ross Stores, Inc.	Ross Dress for Less	20	6,566	1.8%	11.24	584	3.1%

PetSmart, Inc.		17	5,626	1.6%	16.26	346	1.8%

Ahold U.S.A. Inc.	Stop & Shop, Giant Eagle	4	5,389	1.5%	22.27	242	1.3%

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	17	4,997	1.4%	13.05	383	2.0%

Ascena Retail Group, Inc.	Dress Barn, Lane Bryant, Justice, Catherine's, Ann Taylor, Maurices, LOFT	40	4,734	1.3%	22.65	209	1.1%

Gap Inc.	Old Navy, Banana Republic, The Gap, Gap Factory Store, Athleta	22	4,676	1.3%	18.41	254	1.3%

BJ's Wholesale Club, Inc.		2	4,659	1.3%	19.02	245	1.3%

Lowe's Companies, Inc.		4	3,944	1.1%	6.47	610	3.2%

The Kroger Co.	Kroger, Harris Teeter, QFC	7	3,638	1.0%	10.42	349	1.9%

Party City Holdings Inc.		17	3,495	1.0%	14.09	248	1.3%

The Home Depot, Inc.		3	3,484	1.0%	9.60	363	1.9%

Office Depot, Inc.	Office Depot, OfficeMax	11	3,449	1.0%	13.96	247	1.3%

Barnes & Noble, Inc.		7	3,415	0.9%	19.85	172	0.9%

Pier 1 Imports, Inc.		16	3,172	0.9%	19.70	161	0.9%

Petco Animal Supplies, Inc.		13	3,147	0.9%	17.58	179	1.0%
Total Top Retail Tenants		264	$100,251	27.8%	$14.48	6,925	36.7%

4th Quarter 2018 Supplemental Information	18

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in the Company's retail operating portfolio as of December 31, 2018 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q4 2018	147	1,082	$17.45	$16.42	6.3%	6.1	$12.47
Q3 2018	140	999	$22.13	$20.81	6.3%	6.0	$12.74
Q2 2018	128	689	$21.43	$20.41	5.0%	5.4	$8.46
Q1 2018	97	637	$22.22	$20.88	6.4%	4.7	$11.82
Total – 12 months	512	3,407	$20.58	$19.41	6.0%	5.6	$11.62

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q4 2018	93	718	$17.59	$17.07	3.0%	5.1	$1.00
Q3 2018	86	671	$20.27	$19.15	5.8%	5.2	$1.27
Q2 2018	91	527	$21.69	$20.64	5.1%	4.6	$0.60
Q1 2018	80	523	$21.86	$20.71	5.6%	4.2	$2.41
Total – 12 months	350	2,439	$20.13	$19.20	4.8%	4.8	$1.29

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q4 2018	16	114	$16.62	$12.32	34.9%	8.5	$33.49
Q3 2018	19	110	$33.40	$30.92	8.0%	10.8	$65.83
Q2 2018	13	74	$19.60	$18.77	4.4%	7.3	$27.83
Q1 2018	5	14	$35.28	$26.90	31.2%	8.8	$58.08
Total – 12 months	53	312	$24.09	$21.06	14.4%	9.4	$44.68

Non-Comparable New and Renewal Leases (b)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q4 2018	38	250	$16.81	n/a	n/a	8.0	$35.79
Q3 2018	35	218	$23.60	n/a	n/a	4.8	$21.10
Q2 2018	24	88	$23.07	n/a	n/a	8.1	$39.36
Q1 2018	12	100	$15.10	n/a	n/a	6.9	$54.54
Total – 12 months	109	656	$19.65	n/a	n/a	6.6	$34.23

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Includes (i) leases signed on units that were vacant for over 12 months, (ii) leases signed without fixed rental payments and (iii) leases signed where the previous and the current lease do not have a consistent lease structure.

4th Quarter 2018 Supplemental Information	19

Retail Properties of America, Inc.
Retail Lease Expirations as of December 31, 2018
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of December 31, 2018, of lease expirations scheduled to occur during 2019 and each of the nine calendar years from 2020 to 2028 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in the Company's retail operating portfolio. The following tables are based on leases commenced as of December 31, 2018. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2019	329	$37,190	10.3%	$22.14	$37,203	$22.14	1,680	8.9%	8.4%
2020	341	36,756	10.2%	20.77	37,243	21.04	1,770	9.4%	8.8%
2021	303	46,169	12.8%	19.57	47,164	19.99	2,359	12.5%	11.7%
2022	316	49,522	13.7%	16.60	51,006	17.09	2,984	15.8%	14.9%
2023	333	49,017	13.5%	19.28	50,803	19.98	2,543	13.5%	12.6%
2024	283	42,273	11.7%	17.94	45,962	19.51	2,356	12.4%	11.7%
2025	115	22,134	6.1%	16.58	24,222	18.14	1,335	7.1%	6.7%
2026	81	16,116	4.5%	21.66	18,577	24.97	744	4.0%	3.7%
2027	81	13,025	3.6%	15.96	14,745	18.07	816	4.3%	4.0%
2028	80	18,632	5.2%	22.95	21,233	26.15	812	4.3%	4.0%
Thereafter	80	29,162	8.1%	20.22	34,812	24.14	1,442	7.6%	7.1%
Month to month	21	938	0.3%	20.39	938	20.39	46	0.2%	0.2%
Leased Total	2,363	$360,934	100.0%	$19.11	$383,908	$20.33	18,887	100.0%	93.8%

Leases signed but not commenced	22	$3,566	—	$18.29	$3,955	$20.28	195	—	1.0%
Available							1,049	—	5.2%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for the Company's retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2019	30	$15,593	4.3%	$17.27	$15,600	$17.28	903	4.8%	4.5%
2020	39	13,660	3.8%	15.11	13,846	15.32	904	4.8%	4.5%
2021	54	25,189	7.0%	15.69	25,466	15.87	1,605	8.5%	8.0%
2022	62	27,268	7.5%	12.36	27,591	12.51	2,206	11.7%	11.0%
2023	59	23,683	6.5%	14.11	23,847	14.21	1,678	8.9%	8.3%
2024	58	20,370	5.6%	12.47	21,486	13.15	1,634	8.6%	8.1%
2025	30	12,178	3.4%	12.15	12,962	12.94	1,002	5.3%	5.0%
2026	24	8,667	2.4%	17.20	9,565	18.98	504	2.7%	2.5%
2027	15	6,029	1.7%	10.29	6,557	11.19	586	3.1%	2.9%
2028	21	10,712	3.0%	18.28	11,700	19.97	586	3.1%	2.9%
Thereafter	33	23,743	6.6%	18.61	27,949	21.90	1,276	6.7%	6.3%
Month to month	—	—	—%	—	—	—	—	—%	—%
Leased Total	425	$187,092	51.8%	$14.52	$196,569	$15.26	12,884	68.2%	64.0%

Leases signed but not commenced	6	$2,135	—	$14.05	$2,311	$15.20	152	—	0.8%
Available							409	—	2.0%

Non-Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2019	299	$21,597	6.0%	$27.80	$21,603	$27.80	777	4.1%	3.9%
2020	302	23,096	6.4%	26.67	23,397	27.02	866	4.6%	4.3%
2021	249	20,980	5.8%	27.82	21,698	28.78	754	4.0%	3.7%
2022	254	22,254	6.2%	28.60	23,415	30.10	778	4.1%	3.9%
2023	274	25,334	7.0%	29.29	26,956	31.16	865	4.6%	4.3%
2024	225	21,903	6.1%	30.34	24,476	33.90	722	3.8%	3.6%
2025	85	9,956	2.7%	29.90	11,260	33.81	333	1.8%	1.7%
2026	57	7,449	2.1%	31.04	9,012	37.55	240	1.3%	1.2%
2027	66	6,996	1.9%	30.42	8,188	35.60	230	1.2%	1.1%
2028	59	7,920	2.2%	35.04	9,533	42.18	226	1.2%	1.1%
Thereafter	47	5,419	1.5%	32.64	6,863	41.34	166	0.9%	0.8%
Month to month	21	938	0.3%	20.39	938	20.39	46	0.2%	0.2%
Leased Total	1,938	$173,842	48.2%	$28.96	$187,339	$31.21	6,003	31.8%	29.8%

Leases signed but not commenced	16	$1,431	—	$33.28	$1,644	$38.23	43	—	0.2%
Available							640	—	3.2%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

4th Quarter 2018 Supplemental Information	20

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Gross Leasable Area (GLA)
Gross Leasable Area (GLA) is defined as the aggregate number of square feet available for lease. GLA excludes square footage attributable to third-party managed storage units, of which the Company owned 62,000 square feet as of December 31, 2018.
Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Metropolitan Statistical Area (MSA)
Metropolitan Statistical Area (MSA) information is sourced from the United States Census Bureau and rank is determined based on the most recently available population estimates.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, gain on sale and impairment charges on assets other than depreciable real estate, litigation involving the Company, including actual or anticipated settlement and associated legal costs, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company's calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends. Comparison of the Company's presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
The Company defines Net Operating Income (NOI) as all revenues other than straight-line rental income (non-cash), amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of straight-line ground rent expense and amortization of acquired ground lease intangibles. NOI consists of Same Store NOI and NOI from Other Investment Properties. The Company believes that NOI, which is a supplemental non-GAAP financial measure, provides an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses NOI to evaluate its performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. NOI does not represent an alternative to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as an indicator of the Company's financial performance. Comparison of the Company's presentation of NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

4th Quarter 2018 Supplemental Information	21

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI and NOI from Other Investment Properties
Same Store NOI for the three months and year ended December 31, 2018 represents NOI from the Company's same store portfolio consisting of 101 retail operating properties acquired or placed in service and stabilized prior to January 1, 2017. NOI from Other Investment Properties for the three months and year ended December 31, 2018 represents NOI primarily from (i) properties acquired during 2017 and 2018, (ii) Reisterstown Road Plaza, which was reclassified from active redevelopment into the Company's retail operating portfolio during 2018, (iii) the redevelopment portion of Circle East, formerly known as Towson Circle, which is in active redevelopment, (iv) the multi-family rental units at Plaza del Lago, which are in active redevelopment, (v) Carillon, formerly known as Boulevard at the Capital Centre, where the Company has begun activities in anticipation of future redevelopment, (vi) the properties that were sold or held for sale in 2017 and 2018, including Schaumburg Towers, and (vii) the net income from the Company's wholly-owned captive insurance company.
The Company believes that Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. Same Store NOI and NOI from Other Investment Properties do not represent alternatives to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as indicators of the Company's financial performance. Comparison of the Company's presentation of Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
EBITDAre and Adjusted EBITDAre
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on depreciable property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains (or losses) from sales of depreciable property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. The Company has adopted the NAREIT definition in its computation of EBITDAre as it believes it provides a basis for comparing the Company's performance to that of other REITs. The Company also reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as (i) the impact on earnings from executive separation, (ii) impairment charges on non-depreciable real estate and (iii) gains on the sale of non-depreciable real estate, if any. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company's performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. EBITDAre and Adjusted EBITDAre are supplemental non-GAAP financial measures and should not be considered alternatives to "Net income" or "Net income attributable to common shareholders" as indicators of the Company's financial performance. Comparison of the Company's presentation of Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company's total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges divided by (ii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company's presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

4th Quarter 2018 Supplemental Information	22

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net income attributable to common shareholders	$12,144	$103,144	$77,640	$237,624
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	—	6,780	—	13,867
Gain on sales of investment properties	—	(107,101)	(37,211)	(337,975)
Depreciation and amortization	43,870	46,598	175,977	203,866
Provision for impairment of investment properties	763	8,147	2,079	67,003
General and administrative expenses	10,434	11,356	42,363	40,724
Interest expense	16,828	18,015	73,746	146,092
Straight-line rental income, net	(891)	(1,537)	(5,717)	(4,646)
Amortization of acquired above and below market lease intangibles, net	(1,719)	(1,551)	(5,467)	(3,313)
Amortization of lease inducements	274	241	1,020	1,065
Lease termination fees, net	(298)	289	179	(2,021)
Non-cash ground rent expense, net	439	533	1,844	2,150
Other expense (income), net	188	7	(665)	(373)
NOI	82,032	84,921	325,788	364,063
NOI from Other Investment Properties	(5,124)	(9,921)	(19,114)	(64,115)
Same Store NOI	$76,908	$75,000	$306,674	$299,948

4th Quarter 2018 Supplemental Information	23

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net,
Unsecured Term Loans, Net and Unsecured Revolving Line of Credit to Total Net Debt

	December 31, 2018	December 31, 2017

Mortgages payable, net	$205,320	$287,068
Unsecured notes payable, net	696,362	695,748
Unsecured term loans, net	447,367	547,270
Unsecured revolving line of credit	273,000	216,000
Total	1,622,049	1,746,086
Mortgage premium, net of accumulated amortization	(775)	(1,024)
Mortgage discount, net of accumulated amortization	536	579
Unsecured notes payable discount, net of accumulated amortization	734	853
Capitalized loan fees, net of accumulated amortization	5,906	6,744
Total notional debt	1,628,450	1,753,238
Less: consolidated cash and cash equivalents	(14,722)	(25,185)
Less: disposition proceeds temporarily restricted related to potential 1031 Exchanges	—	(54,087)
Total net debt	$1,613,728	$1,673,966

Reconciliation of Net Income to Adjusted EBITDAre

	Three Months Ended December 31,
	2018	2017

Net income	$12,144	$109,924
Interest expense	16,828	18,015
Depreciation and amortization	43,870	46,598
Gain on sales of depreciable investment properties	—	(107,101)
Provision for impairment of depreciable investment properties	763	8,147
EBITDAre	$73,605	$75,583
Adjustments to EBITDAre	—	—
Adjusted EBITDAre	$73,605	$75,583
Annualized Adjusted EBITDAre	$294,420	$302,332

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net income	$12,144	$109,924	$77,640	$251,491
Interest expense	16,828	18,015	73,746	146,092
Depreciation and amortization	43,870	46,598	175,977	203,866
Gain on sales of depreciable investment properties	—	(107,101)	(33,747)	(337,975)
Provision for impairment of depreciable investment properties	763	8,147	2,079	67,003
EBITDAre	73,605	75,583	295,695	330,477
Gain on sale of non-depreciable investment property	—	—	(3,464)	—
Impact on earnings from executive separation	—	—	1,737	(1,086)
Adjusted EBITDAre	$73,605	$75,583	$293,968	$329,391

4th Quarter 2018 Supplemental Information	24